Exhibit 10.36



                               PURCHASE AGREEMENT
                                COMPOSITECH LTD.


                                                    Dated as of February 9, 1998

Compositech Taiwan (or Compositech Technologies, Inc.)
Fifth Floor No. 143
Min Sheng East Road Sec. 2
Taipei, Taiwan, R.O.C.


Dear Sirs:

     WHEREAS, Compositech Ltd. (hereinafter referred to as the "Company"), a Delaware corporation, and Fidelity Venture Capital Corp. (hereinafter referred to as "Fidelity") entered into an Agreement to Form a Joint Venture on February 9, 1998 (the "JV Agreement"); and

     WHEREAS, the JV Agreement provided for purchase by the Joint Venture of $2 million worth of the Company's common stock priced at the weighted average closing price for the 30 day period prior to the signing of the JV Agreement, with $1 million to be purchased on or before the signing of the JV Agreement and $1 million within 30 days of the approval of the license of the Joint Venture by Hsin-Chiu Science Base Park; and

     WHEREAS, the JV Agreement was signed on February 9, 1998;

     NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Sale and Purchase of Subject Shares. Subject to the terms and conditions of this Agreement, at the closing referred below (the "Closing"), the Company shall sell to you, and you shall purchase from the Company at a purchase price of One Million Dollars ($1,000,000) (the "Purchase Amount") 587,372 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), at a purchase price of $1.7025 per share (such amount being equal to the weighted average closing price for the 30 day period prior to February 9, 1998 - see Schedule A attached).

     2. Closing. The Closing shall take place on February 9, 1998, or on such other date as may be reasonably agreed upon by you and the Company (the "Closing Date"). At or prior to the Closing, you shall pay to the Company the Purchase Amount in U.S. dollars by check or wire transfer of funds to an account designated by the Company. The Share certificates shall be delivered to you pursuant to instructions provided to the Company in writing by you promptly following the Company's receipt of the Purchase Amount.

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

     3. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to you as follows:

          (A) Corporate Organization, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted.

          (B) Authorization, Etc. The Company has full corporate power and authority to enter into this Agreement, to issue and sell the Shares and to carry out the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the Shares, when issued and paid for in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          (C) Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except for such filings or other actions as may be required by federal or state securities laws.

          (D) Full Access. Prior to the Closing Date, the Company shall afford to you or your agent full access to the plant, offices, properties, books and records of the Company during the Company's customary business hours in order that you may have full opportunity to make such investigations as you shall desire of the affairs of the Company and the Company shall cause its officers and accountants to furnish such other information as you may reasonably request.

     4. Your Representations, Warranties and Covenants. You represent, warrant and covenant to the Company as follows:

          (A) You acknowledge and understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and may not be offered or sold unless first registered under the Securities Act and any applicable state securities laws or unless such offer or sale is exempt from such registration. You represent and warrant to the Company that you are purchasing the Shares for investment only and that you are an "accredited investor" as such term is defined in Regulation D under the Securities Act.

          (B) In connection with any registration of the Company's securities (whether or not you are participating in such registration), you shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the


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

     Shares without the prior written consent of the Company for such period of time up to 12 months from the effective date of such registration statement as the Company and the managing underwriter may specify.

     5. Miscellaneous Provisions.

     5.1. Amendment and Modification. This Agreement may only be amended, modified or supplemented by written agreement of the Company and you.

     5.2. Expenses, Transfer Taxes, Etc. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it and you agree that all fees and expenses incurred by you in connection with this Agreement shall be borne by you.

     5.3 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, telecopied (with receipt confirmed), sent by overnight courier service or mailed by certified or registered mail and shall be deemed to be received on the date of receipt:

          (a) If to the Company, to:

              Compositech Ltd.
              120 Ricefield Lane
              Hauppauge, New York  11788-2008
              Attention:  Mr. Samuel S. Gross

              with a copy to:

              Donovan Leisure Newton & Irvine
              30 Rockefeller Plaza
              New York, New York 10112
              Attention:  Edward F. Cox, Esq.

     or to such other person or address as the Company shall furnish to you in writing.

          (b) If to you, to the address first set forth above or to such other person or address as you shall furnish to the Company in writing.

     5.4 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law principles of such State.

     5.5. Counterparts. This Agreement may be executed in counterparts, each


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of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.6. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party hereto.

                                                 Very truly yours,

                                                 COMPOSITECH LTD.


                                                 By: ________________________
                                                     Samuel S. Gross
                                                     Executive Vice President



AGREED to and accepted
as of the date first
set forth above.


PURCHASER:

COMPOSITECH TAIWAN
(OR COMPOSITECH TECHNOLOGIES, INC.)



By:________________________________
         Dr. Cheng-Ming Lee
         Acting Chairman




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

       Compositech Ltd.                                                             Schedule A
       Calculation of Weighted Average Stock Price
       Trading in 30 calendar days preceding 2/09/98
         [2/09/98 = date of signing of Taiwan Joint Venture Agreement]


                       Trading      Closing                     Daily Volume *      Trailing
                         Date        Price         Volume       Closing Price      30 day avg.
                     ---------------------------------------------------------   --------------
                        12-Jan       1.438          3,700           5,321
                        13-Jan       1.438         28,200          40,552
                        14-Jan       1.438         61,900          89,012
                        15-Jan       1.406         65,200          91,671
       MLK B'day        16-Jan       1.406          8,000          11,248
         = 1/17/98      20-Jan       1.375          3,733           5,133
                        21-Jan       1.500          2,300           3,450
                        22-Jan       1.500          1,300           1,950
                        23-Jan       1.500          7,100          10,650
                        26-Jan       1.500         21,100          31,650
                        27-Jan       1.469        110,950         162,986
                        28-Jan       1.500        344,950         517,425
                        29-Jan       1.750         71,500         125,125
                        30-Jan       1.750         26,600          46,550
                         2-Feb       1.781         22,300          39,716
                         3-Feb       1.750         21,320          37,310
                         4-Feb       1.875         72,393         135,737
                         5-Feb       2.094        187,500         392,625
                         6-Feb       2.031        172,200         349,738
                                             -----------------------------       --------------
  30 trailing calendar days =                   1,232,246       2,097,849              1.7025
                                                                                 --------------